                                                                      EXHIBIT 11

                        DEB SHOPS, INC. AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE





                                                                          Year Ended January 31,
                                             -------------------------------------------------------------------------------------
                                                 1995                1994              1993              1992              1991
                                             -------------------------------------------------------------------------------------
Average shares outstanding                     13,268,236         15,594,362        15,584,291        15,551,454        15,464,717


Net effect of dilutive stock
 options and restricted
 incentive stock based
 on the treasury
 stock method                                        --                 --               1,675            17,203            15,888
                                             ------------       ------------      ------------      ------------      ------------
                                               13,268,236         15,594,362        15,585,966        15,568,657        15,480,605
                                             ============       ============      ============      ============      ============

Net (loss) income                            ($ 2,718,871)      $  5,146,496      $  7,251,764      $  8,594,014      $ 13,572,621


Preferred dividends                                55,200             55,200            55,200            55,200            55,200
                                             ------------       ------------      ------------      ------------      ------------
                                             ($ 2,774,071)      $  5,091,296      $  7,196,564      $  8,538,814      $ 13,517,421
                                             ============       ============      ============      ============      ============

Per common share amount                      ($       .21)      $        .33      $        .46      $        .55      $        .88
                                             ============       ============      ============      ============      ============